UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

ARTHROCARE CORPORATION
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-027422 (Commission File Number)	94-3180312 (I.R.S. Employer Identification Number)

7500 Rialto Blvd., Building Two, Suite 100 Austin, TX 78735 (Address of principal executive offices, including zip code)
(512) 391-3900 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 8, 2010, Arthrocare Corporation (the “Company”) announced that the Costa Rican government extended the Company’s current tax holiday.  Pursuant to the extension, the Company’s business profits will not be subject to Costa Rican income tax until January 1, 2016, after which time such profits will be subject to general corporate tax rules then in effect.  There have been no other changes to the Company’s current tax holiday arrangement with the Costa Rican government.

As a condition of the extension, the Company is required to meet certain investment and employment  targets by December 2010.  The Company believes it will meet all of the requirements in the normal course of its existing business plans.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated February 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: February 8, 2010	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 8, 2010